UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2019

NAVIGANT CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 573-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2019, Navigant Consulting, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Guidehouse LLP, a Delaware limited liability partnership (“Parent”), Isaac Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Company. The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors (the “Company Board”).

Merger. The Merger Agreement provides for, among other things, the merger of Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company would become a wholly owned subsidiary of Parent.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Common Stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive $28.00 in cash, without interest thereon (the “Merger Consideration”), other than (i) shares that are held in the treasury of the Company or owned of record by any subsidiary of the Company, (ii) shares owned of record by Parent, Sub or any of their respective subsidiaries, and (iii) shares held by stockholders who have not voted in favor of or consented to the adoption of the Merger Agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to require appraisal.

Treatment of Outstanding Equity Awards. Pursuant to the terms of the Merger Agreement,

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outstanding Company stock options will be fully vested and cancelled, and each holder of a cancelled Company stock option will receive a payment in cash, without interest, equal to the product of (i) the total number of shares subject to the cancelled Company stock option and (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share subject to the cancelled Company stock option, less any applicable withholding taxes;

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outstanding and unvested Company restricted stock unit awards (other than any restricted stock unit award held by the Company’s non-employee directors) will be assumed and converted into the right to receive an amount in cash equal to (i) with respect to restricted stock unit awards subject to performance conditions (A) that have ended prior to the Effective Time, the product of (1) the Merger Consideration and (2) the number of restricted stock units subject to the Company restricted stock unit award as of immediately prior to the Effective Time based on actual performance and (B) that have not ended prior to the Effective Time, the product of (1) the Merger Consideration and (2) the number of restricted stock units subject to the Company restricted stock unit award assuming performance at 100% of target levels and (ii) with respect to restricted stock unit awards subject solely to time-based vesting, the product of (A) the Merger Consideration and (B) the number of restricted stock units subject to the Company restricted stock unit award, in each case, subject to the same time-based vesting conditions and settlement dates as in effect as of immediately prior to the Effective Time and accelerated vesting in the event of the holder’s qualifying termination of employment within two years following the Merger;

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outstanding and unvested Company restricted stock unit awards held by non-employee directors of Company will be fully vested and cancelled, and each holder of a cancelled restricted stock unit award will receive a payment in cash, without interest, equal to the product of (i) the Merger Consideration and (ii) the total number of shares subject to the cancelled restricted stock unit award.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the affirmative vote in favor of the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, (ii) any applicable waiting periods (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated, (iii) the absence of any law, order, injunction or decree by any governmental entity rendering the Merger illegal, or prohibiting, enjoining, restraining or otherwise preventing the Merger and (iv) certain other customary closing conditions. The consummation of the Merger is not subject to a financing condition.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Sub. The representations and warranties made by the Company are qualified by disclosures made in its disclosure letter and Securities and Exchange Commission (“SEC”) filings. The covenants include an obligation of the Company, subject to certain exceptions, from the date of the Merger Agreement through the Effective Time, to use commercially reasonable efforts to, and cause each of its subsidiaries to, use commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business consistent with past practice. The Merger Agreement also contains covenants by the Company not to participate in any discussions or negotiations with any person making any proposal for a competing transaction, and requiring the Company Board to recommend to the Company’s stockholders that they approve the transactions contemplated by the Merger Agreement, in each case subject to certain exceptions. The Company Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal for a Competing Proposal that would constitute a Superior Proposal or following a Company Intervening Event (as each such term is defined in the Merger Agreement) but only if certain conditions are satisfied with respect thereto and the Company complies with its obligations in respect thereto. Under the Merger Agreement, each of the Company and Parent has also agreed to use reasonable best efforts to consummate the Merger, including using best efforts to obtain all required regulatory approvals.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified limitations. In addition, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 30, 2019. Upon termination of the Merger Agreement under certain circumstances, the Company would be obligated to pay Parent a termination fee of $30,900,000.00. Upon termination of the Merger Agreement under certain circumstances, Parent would be obligated to pay the Company a termination fee of $67,500,000.00 (the “Parent Termination Fee”).

Equity Financing. Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the Merger Consideration and all related fees and expenses. The Veritas Capital Fund VI, L.P. (“Veritas”) has committed to capitalize Parent with an equity contribution and has provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement in an amount up to the Parent Termination Fee, that may become payable by Parent, subject to the terms and conditions set forth in the limited guarantee.

Debt Financing. Pursuant to the terms and conditions set forth in a debt commitment letter dated August 2, 2019 (the “Debt Commitment Letter”), certain parties identified therein as the Commitment Parties (collectively, the “Lenders”) have committed to provide Parent with debt financing in an amount greater than or equal to the full amount of the debt financing required to consummate the Merger on the terms contemplated by the Merger Agreement. The obligation of the Lenders under the Debt Commitment Letter is subject to a number of customary conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and any related agreements. The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above descriptions have been included to provide investors with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the parties to the Merger Agreement or their respective subsidiaries or affiliates. The representations and warranties contained in Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates set forth therein, are solely for the benefit of the parties to the Merger Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any part to the Merger Agreement.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Parent and Sub. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement which will be mailed to the stockholders of the Company. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.navigant.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 9, 2019, its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of August 2, 2019, by and among Guidehouse LLP, Isaac Merger Sub, Inc. and Navigant Consulting, Inc.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

August 2, 2019	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Executive Vice President, General Counsel and Secretary